Exhibit 99.1


                        U. S. STEEL CANADA WITHDRAWS FROM
                         WABUSH MINES SALES NEGOTIATIONS

     HAMILTON, Ontario, March 4, 2008 - U. S. Steel Canada Inc., a foreign subsidiary of United States Steel Corporation (NYSE: X), announced today that it has withdrawn from negotiations to sell its 44.6 percent interest in the Wabush

Mines Joint Venture to ArcelorMittal Dofasco Inc.

     Cleveland-Cliffs Inc. holds a 26.8 percent interest and Dofasco holds a

28.6 percent interest in the Wabush Mines Joint Venture.

                                      -oOo-

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